EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Viacom Inc., which appears in Viacom Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004.





/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP

New York, New York
April 19, 2005